Exhibit 10.3

Amendment Agreement to Share Pledge Agreement

Party A: TBEA Xinjiang Sunoasis Co., Ltd.

Legal Representative: Fei Jia

Address: 399 Changchun Nanlu, Urumqi, Xinjiang

Business License No:

Party B: Gonghe County Xinte Photovoltaic Co., Ltd.

Legal Representative: Jianxin Zhang

Address:

Business License No:

Party C: SPI Solar Power (Suzhou) Co., Ltd.

Legal Representative:

Address:

Business License No:

Party A, Party B and Party C entered into a share pledge agreement (hereinafter called the “Original agreement”) with reference number 2014110702087 in December 2014, and each party agrees to amend paragraph 7 of Article 2 according to the following terms (the “Amendment”):

1.	The paragraph 7 of Article 2 of the Original Agreement states that

“All the parties agree that during the term of Share Pledge, Party B shall obtain prior written consent from Party A if it disposes any assets, provides foreign guarantee, repays debts or pursues recourse for its creditor’s right, conducts operation or terminates its business, or enters into any contracts, agreements and performs its obligations thereunder (including but not limited to any and all documents relating to disposing assets or distributing profit or interests of Party B).”

All parties agree to amend the aforementioned paragraph to the following: “During the term of Share Pledge, Party B shall obtain prior written consent from Party A in the event that it terminates the operation of the 20MWp Xinte Gonghe Solar Farm (the “Solar Farm”), transfers or sells the Solar Farm or provides guarantee with the assets of the Solar Farm,”

2.

Whereas Party B and Party C agree to pledge all the assets of the Solar Farm and enter into the relating asset mortgage agreements (the “Mortgage Agreement”). The Amendment shall come into effect on the date that Party A, B, and C enter into the Mortgage Agreement.

Once the Amendment comes into effect, it shall constitute part of the Original Agreement and have the same legal effect of the Original Agreement with respect to the subject matter hereof and supersede any terms of the Original Agreement in the event of any contradiction between the terms of the Amendment and those of the Original Agreement. The remaining sections of the terms of Original Agreement shall be effective and complied with.

4.	The amendment has 6 copies each of which shall be deemed an original. Party A, Party B and Party C each holds two copies.

(Signature page to follow)

Party A (pledgee): TBEA Xinjiang Sunoasis Co., Ltd.

Legal Person (or authorized representative): (corporate seal affixed)

Date:

Party B (pledgee): Gonghe County Xinte Photovoltaic Co., Ltd.

Legal Person (or authorized representative): (corporate seal affixed)

Date:

Party C (Investor): SPI Solar Power (Suzhou) Co., Ltd.

Legal Person (or authorized representative): (corporate seal affixed)

Date:

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